Exhibit 99.1

Glucotrack and Lōkahi Therapeutics Complete Strategic Business Combination, Establishing Lōkahi-Controlled Public Platform

Transaction positions the combined company to execute a capital-efficient, repeatable strategy leveraging public market access and Lōkahi Therapeutics ai²-driven asset sourcing, development, and advancement platform

Rutherford, N.J., and La Jolla, CA July 14, 2026 (GLOBE NEWSWIRE) — Glucotrack, Inc. (Nasdaq: GCTK) today announced the completion of its strategic business combination with Lōkahi Therapeutics, establishing a publicly listed, capital-efficient platform for the identification, acquisition, and advancement of differentiated healthcare assets.

The transaction is structured such that Lōkahi Therapeutics becomes the operating and controlling business of the combined company, leveraging Glucotrack’s public market platform to support long-term growth and access to capital. The combined organization integrates Lōkahi Therapeutics’ dual-engine model - its late-stage clinical development program and ai²-driven asset sourcing and advancement platform - with Glucotrack’s existing technology infrastructure to create a scalable, repeatable framework for value creation.

In connection with the closing, Lōkahi Therapeutics securityholders received a combination of Glucotrack common stock and convertible preferred stock. Upon receipt of required stockholder approvals and satisfaction of applicable Nasdaq listing requirements, the preferred stock is expected to convert into common equity, resulting in Lōkahi Therapeutics securityholders holding approximately 90% of the combined company on a fully diluted basis.

The transaction is supported by a planned private placement financing designed to strengthen the combined company’s capital position and support near-term execution. A designated portion of the proceeds is expected to be allocated to support the continued development and operation of Glucotrack’s legacy continuous blood glucose monitoring (CBGM) technology within a dedicated subsidiary structure.

Glucotrack’s CBGM business will operate as a wholly owned subsidiary of the combined company, with its operations, assets, and capital structure maintained separately to enable focused execution and strategic flexibility.

Erik Emerson has been appointed Chief Executive Officer of the combined company, providing unified leadership across the organization. Paul Goode will serve as Chief Technical Officer of the combined company and Chief Executive Officer of the CBGM subsidiary.

“This transaction establishes a capital-efficient, publicly listed platform designed to systematically identify, acquire, and advance differentiated healthcare assets,” said Erik Emerson, Chief Executive Officer. “By combining public market access with Lōkahi Therapeutics’ ai² platform and disciplined operating model, we are positioned to expand our pipeline, strengthen our capital structure, and pursue a broader set of strategic opportunities.”

Paul Goode, Chief Technical Officer, added: “This combination enables the continued advancement of Glucotrack’s core technology within a focused operating structure while participating in a broader platform designed for scalable growth. We believe this integrated approach supports disciplined execution across both operating priorities.”

About Lōkahi Therapeutics

Lōkahi Therapeutics is a capital-efficient biopharmaceutical platform company focused on identifying, evaluating, acquiring, and advancing overlooked therapeutic assets. Through its ai² platform and ai² Futures Lab execution model, Lōkahi integrates cross-functional expertise and disciplined decision-making to drive strategic development and long-term value creation. For more information, visit www.lokahithera.com.

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes, including a long-term implantable continuous blood glucose monitoring system. The Glucotrack CBGM is an Investigational Device and is limited by federal (or United States) law to investigational use. For more information, please visit www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate”, “believe”, “expect”, “plan,” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to merger integration; risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 30, 2026.

Media Contacts:

Glucotrack

GlucotrackPR@icrinc.com

Lōkahi Therapeutics

brian@lokahithera.com